EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Phoenix Oakhurst Income & Growth Fund
File Number: 811-4728
Registrant CIK Number: 0000796298

Sub-Item 77Q3

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-Series 0
Class A $12,721, Class B $1,059,  and Class C $30.

73A1/73A2-Series 0
Class A $0.25, Class B $0.18, and Class C $0.18

74U1/74U2- Series 0
Class A 48009, Class B 4302, and Class C 171

74V1/74V2- Series 0
Class A $7.92, Class B $7.96, and Class C $8.02